UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 26, 2026
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Departure

On February 26, 2026, Claire D’Oyly-Hughes Johnson provided notice of her decision to resign from the Board of Directors (the “Board”) of Aurora Innovation, Inc. (the “Company”). Ms. Hughes Johnson’s resignation was effective as of February 27, 2026, and did not result from any disagreement with the Company concerning any matter relating to its operations, policies, or practices. The Company and the Board are deeply grateful and appreciative of Ms. Hughes Johnson’s service and her contributions to the Company over the years in her role as a member on the Board.

(d) Appointment of New Director

Effective as of February 27, 2026, David Wehner was appointed to the Board. Mr. Wehner will serve as a director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Wehner, age 56, has served as Chief Strategy Officer of Meta Platforms, Inc. (formerly Facebook, Inc.) since November 2022. Mr. Wehner joined Meta Platforms, Inc. in November 2012 as Vice President, Corporate Finance and Business Planning and served as Chief Financial Officer from June 2014 to November 2022. From August 2010 until November 2012, Mr. Wehner served as Chief Financial Officer at Zynga Inc., a provider of social game services. From February 2001 to July 2010, Mr. Wehner served in various positions at Allen & Company, including as a Managing Director from November 2006 to July 2010. Mr. Wehner holds an M.S. in applied physics from Stanford University and a B.S. in chemistry from Georgetown University.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Mr. Wehner is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Mr. Wehner is entitled to $60,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service, and such cash compensation may be converted into awards of fully vested restricted stock units upon a director’s election. In addition, Mr. Wehner is expected to be granted equity awards consistent with the terms of the Director Compensation Policy.

There are no arrangements or understandings between Mr. Wehner and any other persons pursuant to which Mr. Wehner was appointed a director of the Company, and there are no family relationships between Mr. Wehner and any director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Mr. Wehner, a copy of which is filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-4/A (File No. 333-257912), filed with the SEC on September 29, 2021. Other than the indemnification agreement, Mr. Wehner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 27, 2026

AURORA INNOVATION, INC.

By:	/s/ David Maday
Name:	David Maday
Title:	Chief Financial Officer